Exhibit 99.1

For Immediate Release
May 5, 2020

TCG BDC, Inc. Announces First Quarter 2020 Financial Results and Declares Second Quarter 2020 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its first quarter ended March 31, 2020.

Linda Pace, TCG BDC’s Chief Executive Officer said, "The world continues to deal with an unprecedented health and economic crisis, and our thoughts are with all front line workers. TCG BDC has performed very well during the early stages of this crisis. In the month of April we have acted proactively and decisively, pursuing select asset sales and raising preferred equity on attractive terms. These actions help to both bring our net financial leverage back in-line with our targeted range and also reinforce the flexibility of our balance sheet as we manage through a highly uncertain environment.  As a result, we remain in a strong position to both support our portfolio and to invest in new opportunities.”

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	March 31, 2020	December 31, 2019
Total investments, at fair value	$2,024,277	$2,123,964
Total assets	2,126,826	2,187,533
Total debt	1,262,960	1,177,832
Total net assets	$798,534	$956,471
Net assets per share	$14.18	$16.56

	For the three month periods ended
	March 31, 2020	December 31, 2019
Total investment income	$50,545	$53,465
Net investment income (loss)	23,972	25,377
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities	(145,072)	1,459
Net increase (decrease) in net assets resulting from operations	$(121,100)	$26,836

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.42	$0.43
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities	(2.57)	0.02
Net increase (decrease) in net assets resulting from operations	$(2.15)	$0.46
Weighted-average shares of common stock outstanding—Basic and Diluted	57,112,193	58,784,971
Regular dividends declared per common share	$0.37	$0.37
Special dividends declared per common share	$—	$0.18

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First Quarter 2020 Highlights
(dollar amounts in thousands, except per share data)

•	Net investment income for the three month period ended March 31, 2020 was $23,972, or $0.42 per share, as compared to $25,377, or $0.43 per share, for the three month period ended December 31, 2019;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities for the three month period ended March 31, 2020 was $(145,072), or $(2.57) per share, as compared to $1,459, or $0.02 per share, for the three month period ended December 31, 2019;

•
Net increase (decrease) in net assets resulting from operations for the three month period ended March 31, 2020 was $(121,100), or $(2.12) per share, as compared to $26,836, or $0.46 per share, for the three month period ended December 31, 2019;

•
During the three month period ended March 31, 2020, the Company repurchased and extinguished 1,455,195 shares of the Company's common stock pursuant to the Company's previously announced $100 million stock repurchase program at an average cost of $11.00 per share, or $16,003 in the aggregate, resulting in accretion to net assets per share of $0.14; and

•	On May 4, 2020, the Board of Directors declared a quarterly dividend of $0.37, which is payable on July 17, 2020 to stockholders of record on June 30, 2020.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of March 31, 2020, the fair value of our investments was approximately $2,024,277, comprised of 138 investments in 110 portfolio companies/investment fund across 28 industries with 63 sponsors. This compares to the Company’s portfolio as of December 31, 2019, as of which date the fair value of our investments was approximately $2,123,964, comprised of 136 investments in 112 portfolio companies/investment fund across 28 industries with 63 sponsors.
As of March 31, 2020 and December 31, 2019, investments consisted of the following:

	March 31, 2020		December 31, 2019
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,478,357	73.02%	$1,585,042	74.63%
First Lien/Last Out Unitranche	56,408	2.79	78,096	3.68
Second Lien Debt	275,055	13.59	234,532	11.04
Equity Investments	29,323	1.45	21,698	1.02
Investment Fund	185,134	9.15	204,596	9.63
Total	$2,024,277	100.00%	$2,123,964	100.00%

The following table shows our investment activity for the three month period ended March 31, 2020:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$75,510	23.01%	$(97,185)	33.72%
First Lien/Last Out Unitranche	—	—	(19,273)	6.69
Second Lien Debt	86,109	26.24	(15,232)	5.29
Equity Investments	10,500	3.20	—	—
Investment Fund	156,000	47.55	(156,500)	54.30
Total	$328,119	100.00%	$(288,190)	100.00%

Overall, total investments at fair value decreased by 4.7%, or $99,687, during the three month period ended March 31, 2020 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

As of March 31, 2020, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 7.35% and 9.92%, respectively, with a total weighted average yield of 7.74%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of March 31, 2020. As of March 31,

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2020, on a fair value basis, approximately 0.8% of our debt investments bear interest at a fixed rate and approximately 99.2% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.

Total investments at fair value held by Middle Market Credit Fund, LLC (“Credit Fund”), which is not consolidated with the Company, decreased by 3.8%, or $47,656, during the three month period ended March 31, 2020 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of March 31, 2020, Credit Fund had total investments at fair value of $1,199,183, which comprised 98.2% of first lien senior secured loans and 1.8% of second lien senior secured loans at fair value. As of March 31, 2020, approximately 1.8% of Credit Fund's debt investments bear interest at a fixed rate and approximately 98.2% of investments in the portfolio were floating rate debt investments, which primarily are subject to interest rate floors.
As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of March 31, 2020 and December 31, 2019:

	March 31, 2020		December 31, 2019
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$38.6	2.13%	$39.2	2.07%
Internal Risk Rating 2	1,392.5	76.94	1,501.4	79.12
Internal Risk Rating 3	205.8	11.37	132.9	7.00
Internal Risk Rating 4	96.6	5.34	159.0	8.38
Internal Risk Rating 5	32.6	1.80	65.2	3.43
Internal Risk Rating 6	43.8	2.42	—	—
Total	$1,809.8	100.00%	$1,897.7	100.00%

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As of March 31, 2020 and December 31, 2019, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3 and 2.3, respectively.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended March 31, 2020 and December 31, 2019 was $50,545 and $53,465, respectively. This $2,920 net decrease during the three month period ended March 31, 2020 was due to a decrease in interest income primarily due to lower LIBOR, a decrease in income recognized from the acceleration of OID due to lower repayments, and lower total income from Credit Fund.

Total expenses for the three month periods ended March 31, 2020 and December 31, 2019 were $26,573 and $28,088, respectively. This $1,515 net decrease during the three month period ended March 31, 2020 was primarily attributable to a decrease in credit facility fees, base management fees and incentive fees, partially offset by an increase in interest expense.

During the three month period ended March 31, 2020, the Company recorded a net realized loss and change in unrealized depreciation on investments of $147,260. This was primarily driven by higher market spreads related to the COVID-19 pandemic, as well as other changes in other inputs utilized under our valuation methodology, including, but not limited to, enterprise value multiples, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of March 31, 2020, the Company had cash and cash equivalents of $65,525, secured notes payable (before debt issuance costs) of $449,200, secured borrowings outstanding of $701,609, and senior unsecured notes of $115,000. As of March 31, 2020, the Company had $261,391 of remaining unfunded commitments and $127,329 available for additional borrowings under its revolving credit facilities, subject to leverage and borrowing base restrictions.

On May 5, 2020, the Company announced it had issued $50 million in Series A Convertible Preferred Stock, purchased by an affiliate of The Carlyle Group, Inc. The primary use of proceeds from the issuance will be to pay down outstanding debt. The Series A Convertible Preferred Stock pays dividends, at the Company’s option, at a rate of either 7% (to the extent paid in cash) or 9% (to the extent paid in kind). The Series A Convertible Preferred Stock is convertible beginning six months after the closing date into shares of the Company’s common stock at an implied conversion price of $9.50, or 57% above the current 30-day VWAP.  The Series A Convertible Preferred Stock may be redeemed at the option of the Company after 3 years, or in the event of certain other events. Holders of the Series A Convertible Preferred Stock may request redemption after seven years, and such redemption may be satisfied - at the Company’s option - in either shares of common stock or other consideration.

Dividend

On May 4, 2020, the Board of Directors declared a quarterly dividend of $0.37, which is payable on July 17, 2020 to stockholders of record on June 30, 2020.

Conference Call

The Company will host a conference call at 11:00 a.m. EDT on Wednesday, May 6, 2020 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	March 31, 2020	December 31, 2019
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $2,007,160 and $1,960,755, respectively)	$1,826,422	$1,897,057
Investments—controlled/affiliated, at fair value (amortized cost of $240,167 and $240,696, respectively)	197,855	226,907
Total investments, at fair value (amortized cost of $2,247,327 and $2,201,451, respectively)	2,024,277	2,123,964
Cash and cash equivalents	65,525	36,751
Receivable for investment sold	15,655	6,162
Deferred financing costs	4,026	4,032
Interest receivable from non-controlled/non-affiliated investments	10,406	9,462
Interest and dividend receivable from controlled/affiliated investments	6,350	6,845
Prepaid expenses and other assets	587	317
Total assets	$2,126,826	$2,187,533
LIABILITIES
Secured borrowings	$701,609	$616,543
Notes payable, net of unamortized debt issuance costs of $2,849 and $2,911, respectively	446,351	446,289
Senior Notes	115,000	115,000
Payable for investments purchased	24,345	—
Interest and credit facility fees payable	6,100	6,764
Dividend payable	20,824	31,760
Base management and incentive fees payable	12,333	13,236
Administrative service fees payable	98	77
Other accrued expenses and liabilities	1,632	1,393
Total liabilities	1,328,292	1,231,062

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 56,308,616 and 57,763,811 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	563	578
Paid-in capital in excess of par value	1,093,250	1,109,238
Offering costs	(1,633)	(1,633)
Total distributable earnings (loss)	(293,646)	(151,712)
Total net assets	$798,534	$956,471
NET ASSETS PER SHARE	$14.18	$16.56

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	March 31, 2020	December 31, 2019
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$41,465	$44,945
Other income	2,344	1,279
Total investment income from non-controlled/non-affiliated investments	43,809	46,224
From controlled/affiliated investments:
Interest income	3,236	3,241
Dividend income	3,500	4,000
Total investment income from controlled/affiliated investments	6,736	7,241
Total investment income	50,545	53,465
Expenses:
Base management fees	7,386	7,702
Incentive fees	5,086	5,383
Professional fees	667	866
Administrative service fees	106	97
Interest expense	12,179	12,026
Credit facility fees	590	1,295
Directors’ fees and expenses	96	84
Other general and administrative	411	400
Total expenses	26,521	27,853
Net investment income (loss) before taxes	24,024	25,612
Excise tax expense	52	235
Net investment income (loss)	23,972	25,377
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	(1,697)	(20,685)
Currency gains (losses) on non-investment assets and liabilities	(150)	33
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/non-affiliated	(117,042)	38,808
Non-controlled/affiliated	—	(6,607)
Controlled/affiliated	(28,521)	(7,745)
Net change in unrealized currency gains (losses) on non-investment assets and liabilities	2,338	(2,345)
Net realized gain (loss) and net change in unrealized appreciation (depreciation)	(145,072)	1,459
Net increase (decrease) in net assets resulting from operations	$(121,100)	$26,836
Basic and diluted earnings per common share	$(2.12)	$0.46
Weighted-average shares of common stock outstanding—Basic and Diluted	57,112,193	58,784,971

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through March 31, 2020, TCG BDC has invested approximately $5.9 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Brittany Berliner
+1-212-813-4527 daniel.harris@carlyle.com	+1-212-813-4839 brittany.berliner@carlyle.com

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